Exhibit 99.1

IDAHO GENERAL MINES, INC.

STOCK OPTION AGREEMENT

(NON-EMPLOYEE)

No. NSO-

I.                                      NOTICE OF GRANT

Name:

Address:

The undersigned Optionee has been granted an Option to purchase Common Stock of the Company, subject to the terms and conditions of this Option Agreement, as follows:

Date of Grant

Vesting Commencement Exercise Price per Share

Total Number of Options Granted

Type of Option	Nonstatutory Stock Option

Nature of Service Provider

Term/Expiration Date	[5 years from Date of Grant]

Vesting Schedule:

This Option shall be exercisable, in whole or in part, according to the following vesting schedule:

[This Option is immediately vested.]

[This Option is vested as follows:]

           [vested immediately]

           [date]

Termination Period:

In the case of an Optionee who was awarded this Option by virtue of his or her service as a Director or non-employee officer, this Option shall be exercisable for (a) ninety (90) days after Optionee ceases to be a Service Provider if, on the date that Optionee ceases to be a Service

Provider, he or she has been a Service Provider for less than one year, or (b) one year after Optionee ceases to be a Service Provider if, on the date that Optionee ceases to be a Service Provider, he or she has been a Service Provider for one year or more. In the case of an Optionee who was awarded this Option by virtue of his or her service as a Consultant, this Option shall be exercisable for ninety (90) days after Optionee ceases to be a Service Provider.  Upon Optionee’s death or Disability, this Option may be exercised for one year. In no event may Optionee exercise this Option after the Term/Expiration Date as provided above.

II.                                     AGREEMENT

1.                                       Grant of Option:

The Board of Directors of the Company hereby grants to the Optionee named in the Notice of Grant (the “Optionee”), an option (the “Option”) to purchase the number of Shares set forth in the Notice of Grant, at the exercise price per Share set forth in the Notice of Grant (as it may be adjusted as set forth herein, the “Exercise Price”).

2.                                       Exercise of Option.

(a)                                  Right to Exercise.

This Option shall be exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant and with the applicable provisions of this Option Agreement.

(b)                                 Method of Exercise.

This Option shall be exercisable by delivery of an exercise notice in the form attached as Exhibit A (the “Exercise Notice”) which shall state the election to exercise the Option, the number of Shares with respect to which the Option is being exercised, and such other representations and agreements as may be required by the Company. The Exercise Notice shall be signed by the Optionee and accompanied by payment of the aggregate Exercise Price as to all Exercised Shares. The Exercise Notice must be delivered in person, by certified or registered mail return receipt requested, by confirmed facsimile transmission, or by such other means as the Company may permit, to the Chief Financial Officer of the Company, or other authorized representative of the Company. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by the aggregate Exercise Price.

(c)                                  Requirement of Advance Notice.

For so long as the provisions of this Section 2(c) are in effect, the Optionee shall deliver the Exercise Notice to the Company at least five (5) days prior to the date on which such exercise is proposed to be effective (the “Proposed Exercise Date”) and at least five (5) days prior to the termination of the Option. In addition to the requirements stated in Section 2(b), the Exercise Notice shall state the proposed Exercise Date, and the Option shall be deemed to be exercised on the Proposed Exercise Date. Except as otherwise permitted by the Company, the Optionee’s failure to comply with the requirements of this Section 2(c) shall extend the Proposed Exercise Date to a date at least five (5) days following the Company’s receipt of an Exercise Notice which complies in full with the requirements of Sections 2(b) and 2(c). If the Proposed Exercise Date, as extended pursuant to the preceding sentence, would follow the termination of the Option, the

Option shall terminate at the time provided in this Stock Option Agreement. The provisions of this Section 2(c) shall terminate upon the first day after the occurrence of any one of the following events: (i) Optionee and Company otherwise agree in writing, or (ii) twelve months following an underwritten public offering of the Common Stock, or (iii) a Change in Control.

No Shares shall be issued pursuant to the exercise of an Option unless such issuance and such exercise complies with Applicable Laws. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to the Optionee on the date on which the Option is exercised with respect to such Shares.

3.                                       Optionee’s Representations.

In the event the Optioned Stock has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), at the time this Option is exercised, the Optionee shall, if required by the Company, concurrently with the exercise of all or any portion of this Option, deliver to the Company his or her Investment Representation Statement in the form attached hereto as Exhibit B.

In the event of an underwritten public offering of the Common Stock, or other securities, of the Company, the following provisions will apply:

(a)                                  Lock-up Period.

Optionee hereby agrees that Optionee shall not offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Stock (or other securities) of the Company or enter into any swap, hedging or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Common Stock (or other securities) of the Company held by Optionee (other than those included in the registration statement related to the public offering) for a period specified by the representative of the underwriters of Common Stock (or other securities) of the Company not to exceed one hundred eighty (180) days following the effective date of the related registration statement of the Company related to the public offering filed under the Securities Act.

(b)                                 Optionee agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter which are consistent with the foregoing or which are necessary to give further effect hereto. In addition, if requested by the Company or the representative of the underwriters of the offering of the Common Stock (or other securities) of the Company, Optionee shall provide, within ten (10) days of such request, such information as may be required by the Company or such representative in connection with the completion of any public offering of the Company’s securities pursuant to the related registration statement filed under the Securities Act. The obligations described in these Sections 3(a) and (b) shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said one hundred eighty (180) day period. Optionee agrees that any transferee of any Option shall be bound by this Section.

4.                                       Method of Payment

Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee:

(a)                                  cash or check;

(b)                                 surrender of other Shares

which, (i) in the case of Shares acquired from the Company, either directly or indirectly, have been owned by the Optionee for more than six (6) months on the date of surrender, and (ii) have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Exercised Shares; or

(c)                                  “cashless exercise”

This option may also be exercised by means of a “cashless exercise” in which the Optionee shall be entitled to receive a certificate for a number of Shares equal to the quotient obtained by dividing [(A-B)(X)] by A where:

A = closing price of the Shares on the trading day immediately preceding the date of such election;

B = The Exercise Price of this Option, as adjusted; and

X = The number of Shares issuable upon exercise of this Option in accordance with the terms of this Option by means of a cash exercise rather than a cashless exercise.

5.                                       Restrictions on Exercise.

This Option may not be exercised if the issuance of such Shares upon such exercise or the method of payment of consideration for such Shares would constitute a violation of any Applicable Law.

6.                                       Non-Transferability of Option.

Except with the prior, express written permission of the Administrator, this Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by Optionee. The terms of this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

7.                                       Term of Option.

This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the terms of this Option.

8.                                       Tax Obligations.

(a)                                  Withholding Taxes.

Optionee agrees to make appropriate arrangements with the Company (or Parent or Subsidiary employing or retaining Optionee) for the satisfaction of all Federal, state, local and foreign income and employment tax withholding; requirements applicable to the Option exercise. Optionee acknowledges and agrees that the Company may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.

9.                                       Availability of Shares.

The Company shall reserve and keep available at all times the number of Shares that may be issued upon the exercise of this Stock Option.

10.                                 Adjustments Upon Changes in Capitalization or Merger; Change in Control.

(a)                                  Changes in Capitalization.

Subject to any required action by the shareholders of the Company, the number and type of Shares which have been authorized for issuance upon exercise of this Option, as well as the price per Share of this Option, shall be proportionately adjusted for any increase or decrease in the number or type of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company.  The conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.”  Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive.  Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number, type or price of Shares subject to this Option.

(b)                                 Dissolution or Liquidation.

In the event of the proposed dissolution or liquidation of the Company, the Board shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction.  The Board in its discretion may provide for an Optionee to have the right to exercise his or her Option until fifteen (15) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Option would not otherwise be exercisable.  In addition, the Board may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Option shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated.  To the extent it has not been previously exercised, an Option will terminate immediately prior to the consummation of such proposed action.

(c)                                  Change in Control.

Each outstanding Option shall automatically expire upon the occurrence of a Change in Control.

11.                                 Definitions.

“Administrator” means the Board or any of its Committees that the Board designates to perform the duties to be performed by the “Administrator” under this Option Agreement.

“Applicable Laws” means applicable U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any other country or jurisdiction where this Option is granted.

“Board” means the Board of Directors of the Company.

“Change in Control” shall mean an Ownership Change Event or a series of related Ownership Change Events (collectively, a “Transaction”) wherein the shareholders of the Company immediately before the Transaction do not retain immediately after the Transaction, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately before the Transaction, direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting securities of the Company or, in the case of a Transaction described in Section 2(x)(iii), the corporation or other business entity to which the assets of the Company were transferred (the “Transferee”), as the case may be.  For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company or the Transferee, as the case may be, either directly or through one or more subsidiary corporations or other business entities.  The Board shall have the right to determine whether multiple sales or exchanges of the voting securities of the Company or multiple Ownership Change Events are related, and its determination shall be final, binding and conclusive.  Notwithstanding the preceding sentence, a Change in Control shall not include a distribution or transaction in which the voting stock of the Company or a Parent or Subsidiary is distributed to the shareholders of a Parent of such entity.  Any change in ownership resulting from an underwritten public offering of the Common Stock or the stock of any Parent or Subsidiary shall not be deemed a change in control for any purpose hereunder.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” means Idaho General Mines, Inc., an Idaho corporation, or any successor thereof.

“Consultant” means a person engaged to provide consulting or advisory services (other than as an employee of the Company or a Director) to the Company or a Parent or Subsidiary, provided that the identity of such person or the nature of such services or the entity to which such services are provided would not preclude the Company from offering or selling securities to such person in reliance on either the exemption from registration provided by Rule 701 under the Securities Act or, if the Company is required to file reports pursuant to Section 13 or 15(d) of the Exchange Act, registration on a Form S-8 Registration Statement under the Securities Act.

“Director” means a member of the Board of Directors of the Company.

“Disability” means total and permanent disability as defined in Section 2(e)(3) of the Code.

“Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i)                                     If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the NASDAQ National Market, The NASDAQ SmallCap Market of The NASDAQ Stock Market or on the NASDAQ supervised OTC Bulletin Board, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii)                                  If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock on the day of determination; or

(iii)                                 In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

“Optioned Stock” means the common stock of the Company subject to this Option.

“Ownership Change Event” shall be deemed to have occurred if any of the following occurs with respect to the Company:  (i) the direct or indirect sale or exchange in a single or series of related transactions by the shareholders of the Company of more than fifty percent (50%) of the voting stock of the Company; (ii) a merger or consolidation in which the Company is a party; (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company; or (iv) a liquidation or dissolution of the Company.

“Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

“Service Provider” means a Director, Consultant or non-employee officer.

“Share” means a share of the common stock of the Company (with respect to shares of Optioned Stock, as adjusted in accordance with Section 10 above).

“Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

12.                                 Entire Agreement; Governing Law.

This Option Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes in its entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and

Optionee. This agreement is governed by the internal substantive laws but not the choice of law rules of Idaho.

13.                                 No Guarantee of Continued Service.

OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING ELECTED OR HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH OPTIONEE’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE OPTIONEE’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME WITH OR WITHOUT CAUSE.

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Optionee hereby accepts this Option subject to all of the terms and provisions hereof. Optionee has reviewed this Option in its entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option and fully understands all provisions of the Option. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under this Option. Optionee further agrees to notify the Company upon any change in the residence address indicated below.

Optionee acknowledges that he/she has been advised to seek independent advice regarding the tax consequences of the exercise of this Option and any subsequent resale of shares of the Company’s stock acquired upon such exercise.

OPTIONEE	IDAHO GENERAL MINES, INC.

Signature	By: Robert L. Russell

Print Name

Residence Address:

EXHIBIT A

EXERCISE NOTICE

OF STOCK OPTION

Idaho General Mines, Inc.

10 North Post Street Suite 610

Spokane, Washington 99201

1.                                       Exercise of Option.

Effective as of today,                                , the undersigned (“Optionee”) hereby elects to exercise Optionee’s option to purchase                    shares of the Common Stock (the “Shares”) of Idaho General Mines, Inc. (the “Company’) under and pursuant to the Stock Option Agreement dated as of                                , 200     (the “Option Agreement”).

2.                                       Delivery of Payment.

Purchaser herewith delivers to the Company the full purchase price of the Shares, as set forth in the Option Agreement, and any and all withholding taxes due in connection with the exercise of the Option.

3.                                       Representations of Optionee.

Optionee acknowledges that Optionee has received, read and understood the Option Agreement and agrees to abide by and be hound by its terms and conditions.

4.                                       Rights as Shareholder.

Until the issuance of the Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other-rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Shares shall be issued to the Optionee as soon as practicable after the Option is exercised in accordance with the Option Agreement. No adjustment shall be made for a dividend or other right for which the record date is prior to the date of issuance except as provided in Section 10 of the Option Agreement.

5.                                       Tax Consultation.

Optionee understands that Optionee may suffer adverse tax consequences as a result of Optionee’s purchase or disposition of the Shares. Optionee represents that Optionee has consulted with any tax consultants Optionee deems advisable in connection with the purchase or disposition of the Shares and the Optionee is not relying on the Company for any tax advice.

6.                                       Restrictive Legend and Stop-Transfer Orders.

(a)                                  Legends.

Unless the Shares received upon exercise of the Option have been registered under the Securities Act, (it being understood that the company is not obligated to register such Shares), the Optionee understands and agrees that the Company shall cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the

Shares together with any other legends that may be required by the Company or by state or federal securities laws:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND MAY NOT BE OFFERED, SOLD OR. OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF THE COMPANY COUNSEL SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

(b)                                 Stop-Transfer Notices.

Optionee agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop-transfer” instructions to its transfer agent, if any, and that, if the company transfers its own securities, it may make appropriate notations to the same effect in its own records,

(c)                                  Refusal to Transfer.

The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Exercise Notice or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

7.                                       Successors and Assigns.

The Company may assign any of its rights under this Exercise Notice to single or multiple assignees, and this Exercise Notice shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Exercise Notice shall be binding upon Optionee and his or her heirs, executors, administrators, successors and assigns.

8.                                       Interpretation.

Any dispute regarding the interpretation of this Exercise Notice shall be submitted by Optionee or by the Company forthwith to the Administrator which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Administrator shall be final and binding on all parties.

9.                                       Governing Law; Severability.

This Exercise Notice is governed by the internal substantive laws, but not the choice of law rules, of Idaho.

10.                                 Entire Agreement.

The Option Agreement is incorporated herein by reference. This Exercise Notice and the Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with

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respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and Optionee.

Submitted by:	Accepted by:

OPTIONEE	IDAHO GENERAL MINES, INC.

Signature	Signature

Print Name	Title

Address:	Address:

Date

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